EXHIBIT 10.1

Exhibit B

NON-QUALIFIED STOCK OPTION AGREEMENT

OPTION AGREEMENT made as of the 5th day of June, 2019 between UFP TECHNOLOGIES, INC., a Delaware corporation (hereinafter called the “Corporation”), and _____________, a non-employee director of the Corporation (hereinafter called the “Optionee”).

The Corporation desires, by affording the Optionee an opportunity to purchase shares of its Common Stock, $.01 par value (hereinafter called the “Common Stock”), as hereinafter provided, to carry out the purpose of the 2009 Non-Employee Director Stock Incentive Plan of the Corporation (the “Director Stock Plan”). Terms used herein and not defined shall have the meaning set forth in the Director Stock Plan or in Section 9 below.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree as follows:

1.        Grant of Option. The Corporation hereby irrevocably grants to the Optionee the right and option (hereinafter called the “Option”) to purchase all or any part of an aggregate of _______ shares of the Common Stock (such number being subject to adjustment as provided in paragraph 6 hereof) on the terms and conditions herein set forth.

2.        Purchase Price. The exercise price of each of the shares of the Common Stock covered by the Option shall be $_________, representing the fair market value as of the date hereof.

3.       Term of Option; Exercisability. The term of the Option shall be for a period of ten (10) years from the date hereof. Except as otherwise provided in paragraph 5 hereof, the Option shall become exercisable in full on May 31, 2020, provided however, that the Option shall immediately become exercisable in full immediately prior to a Change in Control consummated on or prior to May 31, 2020. The purchase price of the shares as to which the Option shall be exercised shall be paid at the time of exercise as provided in paragraph 7 hereof.

The Corporation may, in its discretion, require as conditions to the right to exercise this Option that (a) a Registration Statement under the Securities Act of 1933, as amended, shall be in effect and current with respect to the shares issuable upon exercise of this Option, or (b) the Optionee has given to the Corporation prior to the purchase of any shares pursuant hereto, assurances satisfactory to it that such shares are being purchased for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, including without limitation, a written agreement of the Optionee that the shares will not be transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Corporation gives a written opinion that such transfer is permissible under Federal and State law without registration.

Nothing herein contained shall be deemed to require the Corporation to register, under Federal or any State law, this Option or any shares issuable hereunder.

4.       Non-transferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code (the “Code”), or Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder. Subject to the foregoing, and subject to the provisions of Section 5 below, during the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

5.        Termination Prior to Vesting Date; Continued Exercisability; Exercise by Heirs, Legatees, Etc. In the event the Optionee ceases to be an employee, director or independent contractor of the Corporation or one or more of its subsidiaries (the “Business Relationship”) prior to May 31, 2020 other than on account of death or permanent disability (as such term is defined in Section 22(e)(3) of the Code), the Option shall thereupon terminate as of the date of termination of the Business relationship. Subject to the foregoing, the continued exercisability of this Option shall not require the Optionee to continue in the service of the Board of Directors of the Corporation for any particular period beyond such date, and the Option may be exercisable by the Optionee or by his or her heirs, legatees, or legal representatives, as the case may be, during its specified term, but in any event not later than ten (10) years from the date hereof.

6.       Changes in Capital Structure. The number of shares subject to the Option shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock of the Corporation is changed by any stock dividend, stock split or combination of shares, the number of shares then subject to the Option shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Corporation with any other corporation or corporations, there shall be substituted, on an equitable basis for each share of Common Stock then subject to the Option, the number and kind of shares of Stock or other securities to which the holders of shares of Common Stock of the Corporation will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Corporation, the Board of Directors of the Corporation shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Option. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.

7.        Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Corporation at its principal business address attention of the Secretary. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. At that time, this Option Agreement shall be turned in to the Corporation for action by the Corporation to reduce the number of shares to which it applies. Such notice shall be accompanied by payment in cash, by check, by shares of the Common Stock of the Corporation, or, by a combination of these methods. Payment may also be made by delivery of a notice of “net exercise” to the Corporation, pursuant to which the Optionee shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise of the Option. Payment may also be made, in the discretion of the Corporation, if in accordance with applicable law, by delivery (including delivery by facsimile transmission) to the Corporation or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Corporation to pay for the exercise price or by any other means which the Compensation Committee of the Board of Directors of the Corporation, in its discretion, determines to be consistent with the Plan’s purpose and applicable law. In the event that payment is made in shares of the Common Stock, the per share value of the Common Stock shall be the Fair Market Value of such stock on the date of exercise. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option, (or, if the Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising the Option, the certificate or certificates shall be registered in the name of the Optionee and another person jointly, with the right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons other than the Optionee (to the extent permitted under this Non-Qualified Stock Option Agreement), such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

At the time of the exercise of the Option the Corporation may require, as a condition of the exercise of such Option, the Optionee to pay the Corporation an amount equal to the amount of tax the Corporation may be required to withhold to obtain a deduction for federal income tax purposes as a result of the exercise of the Option by the Optionee.

8.       General. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto. The Corporation makes no representation or warranty that this Option or shares issued pursuant hereto qualify under any Federal or State law for any special tax treatment. The terms of this Option Agreement shall be construed to conform with, and shall be governed by the provisions of the Director Stock Plan and in the event of any inconsistency between the provisions of this Option Agreement and such Plan the provisions of such Plan shall control.

9.       Definitions.

“Business Combination” shall mean (i) the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Corporation.

“Change in Control” shall mean: (i) a Business Combination, unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock of the Corporation immediately before the consummation of such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of the transaction owns the Corporation or all or substantially all of the assets of the Corporation either directly or indirectly through one or more subsidiaries); and (B) no person or group (as defined in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) of the Corporation or the corporation resulting from the Business Combination) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of the common stock of the corporation resulting from the Business Combination; (ii) individuals who, as of the date hereof constitute the Board of Directors of the Corporation (the “Incumbent Board”) thereafter cease for any reason to constitute at least a majority of the Board of Directors of the Corporation, provided, however, that any individual's becoming a director after the date of grant represented hereby whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though the individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) any person (as defined in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) shall become at any time or in any manner the beneficial owner of capital stock of the Corporation representing more than 50% of the voting power of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Option Agreement to be duly executed by its officer thereunto duly authorized, and the Optionee has hereunto set his or her hand and seal all as of the day and year first above written.

UFP TECHNOLOGIES, INC.

By:
R. Jeffrey Bailly

[name of Optionee]

Address

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